UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2015

WABCO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33332	20-8481962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Chaussée de la Hulpe 166, 1170 Brussels, Belgium 2770 Research Drive, Rochester Hills, Michigan	48309-3511
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: 32-2-663-9-800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 30, 2015, WABCO Holdings Inc. (the “Company”) and certain other subsidiaries of WABCO Holdings Inc. (collectively, “WABCO”) entered into an agreement amending and restating WABCO’s existing $400 million multi-currency 5-year senior unsecured revolving credit facility (the “Existing WABCO facility”) (incorporating swingline facilities and a letter of credit facility) with the lenders and agent banks party thereto, including Citibank International Limited as Agent, and Citibank, N.A., London Branch, ING Belgium S.A./N.V., Bank of America Merrill Lynch International Limited, The Bank of Tokyo-Mitsubishi UFJ, Ltd., BNP Paribas Fortis S.A./N.V., Credit Lyonnais, The Royal Bank of Scotland Plc and UniCredit AG as Lenders (the “Amended Facility”).

The Amended Facility provides, among other things, for: (A) its original 5-year tenor to be reset such that the Amended Facility will expire on September 30, 2020, subject to two 1-year extension options (i.e., 5+1+1); and (B) amendments to the applicable margin in line with WABCO’s existing $100 million multi-currency 5-year senior unsecured revolving credit facility dated December 17, 2014.

To take advantage of more favorable market conditions, interest on loans under the Amended Facility will be calculated at a rate per annum equal to an applicable margin which can vary from 0.45% to 1.00% (compared to 0.8% to 1.55% under the Existing WABCO Facility) based on WABCO’s leverage ratio plus LIBOR for loans denominated in U.S. Dollars and EURIBOR for loans denominated in Euros (SIBOR for loans denominated in Singapore Dollars and HIBOR for loans denominated in Hong Kong Dollars).

A copy of the Amended Facility is attached as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of the Amended Facility does not purport to be complete and is qualified in its entirety by reference to the Amended Facility. You are encouraged to read the Amended Facility.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

The information set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

The following exhibit is filed or furnished as part of this Report to the extent described in Items 1.01 and 2.03.

Exhibit No.	Description of Document

10.1	Amendment Agreement dated September 30, 2015 relating to a $400,000,000 Amended and Restated Facility Agreement for WABCO Holdings Inc. arranged by Citibank, N.A., London Branch, ING Belgium S.A./N.V., Bank of America Merrill Lynch International Limited, The Bank of Tokyo-Mitsubishi UFJ, Ltd., BNP Paribas Fortis S.A./N.V., Credit Lyonnais, The Royal Bank of Scotland Plc and UniCredit AG as Lenders.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

Comments in this report and in the exhibit attached hereto contain certain forward-looking statements, which are based on management’s good faith expectations and beliefs concerning future developments. Actual results may differ materially from these expectations as a result of many factors. These factors include, but are not limited to, the risks and uncertainties described in the “Risk Factors” section and the “Information Concerning Forward Looking Statements” sections of WABCO’s Annual Report on Form 10-K, as well as in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Information Concerning Forward Looking Statements” sections of WABCO’s Quarterly Reports on Form 10-Q. WABCO does not undertake any obligation to update such forward-looking statements. All market and industry data are based on Company estimates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2015	WABCO HOLDINGS INC.

	By:	/s/ Lisa Brown
	Name:	Lisa Brown
	Title:	Vice President, Legal and Company Secretary

Exhibit Index

Exhibit No.	Description of Document

10.1	Amendment Agreement dated September 30, 2015 relating to a $400,000,000 Amended and Restated Facility Agreement for WABCO Holdings Inc. arranged by Citibank, N.A., London Branch, ING Belgium S.A./N.V., Bank of America Merrill Lynch International Limited, The Bank of Tokyo-Mitsubishi UFJ, Ltd., BNP Paribas Fortis S.A./N.V., Credit Lyonnais, The Royal Bank of Scotland Plc and UniCredit AG as Lenders.